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                                                                    Exhibit 10.1

                           GENERAL SECURITY AGREEMENT

     TO: CALEDONIA CORPORATE MANAGEMENT GROUP LIMITED
            DE LA PLAINE HOUSE
            # 28 PARLIAMENT STREET
            PO BOX C8-1235

     ATTENTION: WILLIAM JENNINGS, MANAGING DIRECTOR

     RECITALS:

     A. Neutron Enterprise, Inc. (the "Debtor") is or may become indebted or liable to Caledonia Corporate Management Group Limited (the "Creditor").

     B. To secure the payment and performance of the Liabilities (this term, and other capitalized terms used in this Agreement, have the meanings set forth in Section 1), the Debtor has agreed to grant to the Creditor security interests in respect of the Collateral in accordance with the terms of this Agreement.

     For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with and in favour of the Creditor as follows:

     1. DEFINITIONS. In this Agreement:

               "Accessions", "Account", "Chattel Paper", "Consumer Goods", "Document of Title", "Equipment", "Goods", "Instrument", "Intangible", "Inventory" and "Proceeds" have the meanings given to them in the PPSA.

               "Books and Records" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the Debtor or to which the Debtor (or any Person on the Debtor's behalf) has access.

               "Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

               "Collateral" means all of the present and future undertaking, Personal Property and real property (of the Debtor (including all such property at any time owned, leased or licensed by the Debtor, or in which the Debtor at any time has any interest or to which the Debtor is or may at any time become entitled) and all Proceeds thereof, wherever located.

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               "Contracts" means all contracts, licences and agreements to which the Debtor is at any time a party or pursuant to which the Debtor has at any time acquired rights, and includes (i) all rights of the Debtor to receive money due and to become due to it in connection with a contract, licence or agreement,
(ii) all rights of the Debtor to damages arising out of, or for breach or default in respect of, a contract, licence or agreement, and (iii) all rights of the Debtor to perform and exercise all remedies in connection with a contract, licence or agreement.

               "Default" means the occurrence of any of the following events or conditions:

               (a)  the Debtor does not pay any of the Liabilities when due;

               (b) the Debtor does not observe or perform any of the Debtor's obligations under this Agreement or any other agreement or document existing at any time between the Debtor and the Creditor;

               (c) any representation, warranty or statement made by or on behalf of the Debtor to the Creditor, in this Agreement or otherwise, is untrue in any material respect when made;

               (d) the Debtor ceases or threatens to cease to carry on in the normal course all or any material part of the Debtors business;

               (e) if the Debtor is a corporation, there is, in the Creditor's opinion (acting reasonably), a change in effective control of the Debtor, or if the Debtor is a partnership, there is, in the Creditors opinion (acting reasonably), a dissolution or change in the membership of the partnership;

               (f) the Debtor becomes insolvent or bankrupt, or makes or files a proposal, a notice of intention to make a proposal or an assignment for the benefit of creditors under the Bankruptcy and Insolvency Act (Canada) or comparable legislation in Canada or any other jurisdiction; a petition in bankruptcy is filed against the Debtor; or, if the Debtor is a corporation, proceedings are initiated under any legislation by or against the Debtor seeking its liquidation, winding-up, dissolution or reorganization or any arrangement or composition of its debts;

               (g) a Receiver, trustee, custodian or other similar official is appointed in respect of the Debtor or any of the Collateral;

               (h) any Person holding a Security Interest in respect of any part of

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                    the Collateral takes possession of all or any material part of the Collateral, or a distress, execution or other similar process is levied against all or any material part of the Collateral;

               (i) the Debtor challenges or threatens to challenge the validity or enforceability of this Agreement or the Security Interests created by this Agreement; or

               (j) the Creditor, acting in good faith and upon commercially reasonable grounds, believes that the prospect of payment or performance of any of the Liabilities is or is about to be impaired or that all or any material part of the Collateral is or is about to be placed in jeopardy.

               "Intellectual Property Rights" means all industrial and intellectual property rights, including copyrights, patents, trade-marks, industrial designs, know how and trade secrets and all Contracts related to any such industrial and intellectual property rights.

               "Liabilities" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Creditor, wherever and however incurred, and any unpaid balance thereof, including without limitation the principal amount of the Note any and all accrued interest thereon as described in the Note and the conversion rights described in the Note;

               "Money" has the meaning given to it in the PPSA or, if there is no such meaning given in the PPSA, means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada, or by a foreign government as part of its currency.

               "PPSA" means the Personal Property Security Act of the Province of Ontario, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

               "Permits" means all permits, licences, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

               "Person" will be broadly interpreted and includes an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, an association, an unincorporated organization, the government of a country or any political subdivision thereof, any agency or department of any such government, a regulatory agency or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual.

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               "Personal Property" means personal property and includes
Accounts, Books and Records, Chattel Paper, Contracts, Documents of Title, Equipment, Goods, Instruments, Intangibles (including Intellectual Property Rights and Permits), Inventory, Money and Securities.

               "Receiver" means a receiver, a manager or a receiver and manager.

               "Securities" has the meaning given to it in the PPSA, or if there is no such meaning given in the PPSA but the PPSA defines "security" instead, it means the plural of that term.

               "Security Interest" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, finance lease, title retention agreement or arrangement, security interest or other encumbrance or adverse claim of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property.

2. GRANT OF SECURITY INTEREST. As general and continuing collateral security for the due payment and performance of the Liabilities, the Debtor mortgages, charges and assigns to the Creditor, and grants to the Creditor a security interest in, the Collateral.

3. LIMITATIONS ON GRANT OF SECURITY' INTEREST. If the grant of any Security Interest in respect of any Contract, Intellectual Property Right or Permit under
Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit, then the applicable Contract, Intellectual Property Right or Permit will not be subject to any Security Interest under Section 2 but will be held in trust by the Debtor for the benefit of the Creditor and, on exercise by the Creditor of any of its rights under this Agreement following Default, assigned by the Debtor as directed by the Creditor. In addition, the Security Interests created by this Agreement do not extend to the last day of the term of any lease or agreement for lease of real property. Such last day will be held by the Debtor in trust for the Creditor and, on the exercise by the Creditor of any of its rights under this Agreement following Default, will be assigned by the Debtor as directed by the Creditor.

4. ATTACHMENT; NO OBLIGATION TO ADVANCE. The Debtor confirms that value has been given by the Creditor to the Debtor, that the Debtor has rights in the Collateral (other than after-acquired property) and that the Debtor and the Creditor have not agreed to postpone the time for attachment of the Security Interests created by this Agreement to any of the Collateral. The Security Interests created by this Agreement will have effect and be deemed to be effective whether or not the Liabilities or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution of this Agreement nor any advance of funds shall oblige the Creditor to advance any funds or any additional funds.

5. REPRESENTATION AND WARRANTIES. The Debtor represents and warrants to the Creditor that:

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          (a) PLACES OF BUSINESS, NAME, LOCATION OF COLLATERAL. The Debtor's
principal place of business and chief executive office, and the place where it keeps its Books and Records, is at the address specified on the signature page of this Agreement, and its full legal name, and any other name under which it conducts its business, is specified on the signature page of this Agreement. The location of all other existing places where the Debtor carries on business or keeps tangible Personal Property, the location of all jurisdictions in which account debtors of the Debtor are located, and the location of all real property owned by the Debtor, are set out in Schedule A to this Agreement.

          (b) NO OTHER SECURITY INTERESTS. Except for (i) the Security Interests created by this Agreement; (ii) any other Security Interests permitted in writing by the Creditor; and (iii) Security Interests fully subordinate to the Security Interests of the Creditor, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) the Collateral, free and clear of any Security Interests. No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings in favour of, or permitted in writing by, the Creditor.

          (c) AMOUNT OF ACCOUNTS. The amount represented by the Debtor to the Creditor from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount so owing by such account debtor or debtors and, unless disclosed in writing by the Debtor to the Creditor at that time, will be owed free of any dispute, set-off or counterclaim.

          (d) AUTHORITY; CONSENTS. The Debtor has full power and authority to grant to the Creditor the Security Interests created by this Agreement and to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance does not contravene any of the Debtors constating documents or by-laws or any agreement, instrument or restriction to which the Debtor is a party or by which the Debtor or any of the Collateral is bound. Except for any consent that has been obtained and is in full force and effect, no consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, for the execution, delivery and performance of this Agreement. Except as disclosed in writing by the Debtor to the Creditor, neither the Debtor nor (to the best of the Debtors knowledge) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms of such Account or Contract.

          (e) EXECUTION AND DELIVERY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Debtor and is a valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors' rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

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6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by the Debtor in this Agreement are material, will be considered to have been relied on by the Creditor and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Creditor and any disposition or payment of the Liabilities until repayment and performance in full of the Liabilities and termination of all rights of the Debtor that, if exercised, would result in the existence of Liabilities.

7. COVENANTS. The Debtor covenants and agrees with the Creditor that:

          (a) FURTHER DOCUMENTATION. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Creditor may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests created by this Agreement). The Debtor acknowledges that this Agreement has been prepared based on the existing laws in the Province of Ontario and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Creditor will have the right to require that this Agreement be amended, supplemented or replaced, and that the Debtor will immediately on request by the Creditor authorize, execute and deliver any such amendment, supplement or replacement (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Creditor Security Interests similar to, and having the same effect as, the Security Interests created by this Agreement.

          (b) DELIVERY OF CERTAIN COLLATERAL. Promptly upon request from time to time by the Creditor, the Debtor will deliver (or cause to be delivered) to the Creditor, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Creditor may reasonably request, any and all Instruments, Securities, Documents of Title and Chattel Paper included in or relating to the Collateral as the Creditor may specify in its request.

          (c) PAYMENT OF EXPENSES; INDEMNIFICATION. The Debtor will pay on demand, and will indemnify and save the Creditor harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) (i) incurred by the Creditor in the preparation, registration, administration or enforcement of this Agreement, (ii) with respect to, or resulting from, any failure or delay by the Debtor in performing or observing any of its obligations under this Agreement, or (iii) incurred by the Creditor in performing or observing any of the other covenants of the Debtor under this Agreement.

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          (d) MAINTENANCE OF RECORDS. The Debtor will keep and maintain accurate and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts and Contracts. At the written request of the Creditor, the Debtor will mark any Collateral specified by the Creditor to evidence the existence of the Security Interests created by this Agreement.

          (e) RIGHT OF INSPECTION. The Creditor may, at all times during normal business hours, without charge, examine and make copies of all Books and Records, and may discuss the affairs, finances and accounts of the Debtor with its officers and accountants. The Creditor may also, without charge, enter the premises of the Debtor where any of the Collateral is located for the purpose of inspecting the Collateral, observing its use or otherwise protecting its interests in the Collateral. The Debtor, at its expense, will provide the Creditor with such clerical and other assistance as may be reasonably requested by the Creditor to exercise any of its rights under this paragraph.

          (f) LIMITATIONS ON OTHER SECURITY INTERESTS. The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any and all Security Interests in and other claims affecting, the Collateral, other than the Security Interests created by this Agreement or as permitted in writing by the Creditor, or as are fully subordinate to the Security Interest created by this Agreement and the Debtor will defend the right, title and interest of the Creditor in and to the Collateral against the claims and demands of all Persons.

          (g) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Debtor will not, without the Creditors prior written consent, sell, lease or otherwise dispose of any of the Collateral, except that Inventory may be sold, leased or otherwise disposed of, and subject to Section 17, Accounts may be collected, in the ordinary course of the Debtors business. Following Default, all Proceeds of the Collateral (including all amounts received in respect of Accounts) received by or on behalf of the Debtor, whether or not arising in the ordinary course of the Debtors business, will be received by the Debtor as trustee for the Creditor and will be immediately paid to the Creditor.

          (h) LIMITATIONS ON MODIFICATIONS, WAIVERS, EXTENSIONS. Other than as permitted by paragraph (i) below, the Debtor will not (i) amend, modify, terminate or waive any provision of any Permit, Contract or any document giving rise to an Account in any manner which is or could reasonably be expected to be materially adverse to the Debtor or the Creditor, or (ii) fail to exercise promptly and diligently its rights under each Contract and each document giving rise to an Account if such failure is or could reasonably be expected to be materially adverse to the Debtor or the Creditor.

          (i) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business of the Debtor consistent with previous practices, the Debtor will not (i) grant any extension of the time for payment of any Account, (ii) compromise, compound or settle any Account for less than its full amount, (iii) release, wholly or partially, any Person liable for the payment of any Account, or (iv) allow any credit or discount of any Account.

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          (j) MAINTENANCE OF COLLATERAL. The Debtor will maintain all tangible
Collateral in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance, service and repairs necessary for such purpose.

          (k) INSURANCE. The Debtor will keep the Collateral insured with financially sound and reputable companies to its full insurable value against loss or damage by fire, explosion, theft and such other risks as are customarily insured against by Persons carrying on similar businesses or owning similar property within the vicinity in which the Debtor's applicable business or property is located. The applicable insurance policies will be in form and substance satisfactory to the Creditor, and will (i) contain a breach of warranty clause in favour of the Creditor, (ii) provide that no cancellation, material reduction in amount or material change in coverage will be effective until at least 30 days after receipt of written notice thereof by the Creditor,
(iii) contain by way of endorsement a mortgagee clause in form and substance satisfactory to the Creditor, and (iv) name the Creditor as loss payee as its interest may appear. The Debtor will, from time to time at the Creditor's request, deliver the applicable insurance policies (or satisfactory evidence of such policies) to the Creditor. If the Debtor does not obtain or maintain such insurance, the Creditor may, but need not, do so, in which event the Debtor will immediately on demand reimburse the Creditor for all payments made by the Creditor in connection with obtaining and maintaining such insurance, and until reimbursed any such payment will form part of the Liabilities and will be secured by the Security Interests created by this Agreement. Neither the Creditor nor its correspondents or its agents will be responsible for the character, adequacy, validity or genuineness of any insurance, the solvency of any insurer, or any other risk connected with insurance.

          (l) FURTHER IDENTIFICATION OF COLLATERAL. The Debtor will promptly furnish to the Creditor such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Creditor may from time to time reasonably request, including an updated list of any motor vehicles or other "serial number' goods owned by the Debtor and classified as Equipment, including vehicle identification numbers.

          (m) NOTICES. The Debtor will advise the Creditor promptly, in reasonable detail, of (i) any Security Interest (other than the Security Interests created by this Agreement and any Security Interest permitted in writing by the Creditor) on, or claim asserted against, any of the Collateral,
(ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests created by this Agreement, (iii) any change in the location of any place of business (including additional locations) or the chief executive office of the Debtor, (iv) any change in the location of any of the tangible Collateral (including additional locations), (v) any acquisition of real property by the Debtor, (vi) any change in the name of the Debtor, (vii) any merger or amalgamation of the Debtor with any other Person, (viii) any additional jurisdiction in which material accounts debtors of the Debtor are located, and (ix) any material loss of or damage to any of the Collateral. The Debtor agrees not to effect or permit any of the changes referred to in clauses
(iii) to (viii) above unless all filings have been made and all other actions taken that are required in order for the Creditor to continue at all times following such change to have a valid

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and perfected Security Interest in respect of all of the Collateral.

          (n) DELIVERY OF AGREEMENTS. RE INTELLECTUAL PROPERTY RIGHTS. The Debtor will promptly, following demand from time to time by the Creditor, authorize, execute and deliver any and all agreements, instruments, documents and papers that the Creditor may request to evidence the Creditors Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

8. RIGHTS ON DEFAULT. On Default, all of the Liabilities will, at the option of the Creditor, become immediately due and payable and the security constituted by this Agreement will become enforceable, and the Creditor may, Personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:

          (a) RIGHTS UNDER PPSA, ETC. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor at law or in equity.

          (b) DEMAND POSSESSION. Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Creditor to be assembled and made available and/or delivered to the Creditor at any place designated by the Creditor.

          (c) TAKE POSSESSION. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

          (d) DEAL WITH COLLATERAL. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Creditor may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

          (e) CARRY ON BUSINESS. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

          (f) ENFORCE COLLATERAL. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Creditor deems advisable.

          (g) DISPOSE OF COLLATERAL. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, brokers board or office of the Creditor or elsewhere, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or

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for future delivery.

          (h) COURT-APPROVED DISPOSITION OF COLLATERAL Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

          (i) PURCHASE BY CREDITOR. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Liabilities then due and payable to it as a credit against the purchase price.

          (u) COLLECT ACCOUNT. Notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Creditor and direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Creditor and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Creditor deems appropriate in the circumstances.

          (k) TRANSFER OF SECURITIES. Transfer any Securities forming part of the Collateral into the name of the Creditor or its nominee, with or without disclosing that the Securities are subject to the Security Interests arising under this Agreement

          (I) EXERCISE OF RIGHTS. Exercise any and all rights, privileges, entitlements and options pertaining to any Securities forming part of the Collateral as if the Creditor were the absolute owner of such Securities.

          (m) PAYMENT OF LIABILITIES. Pay any liability secured by any Security Interest against any Collateral. The Debtor will immediately on demand reimburse the Creditor for all such payments.

          (n) BORROW AND GRANT SECURITY INTERESTS. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor and grant Security Interests on any Collateral (in priority to the Security Interests created by this Agreement or otherwise) as security for the money so borrowed. The Debtor will immediately on demand reimburse the Creditor for all such borrowings.

          (o) APPOINT RECEIVER. Appoint by instrument in writing one or more Receivers of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Creditor under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Creditor will (for purposes relating to responsibility for the Receivers

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acts or omissions) be considered to be the agent of the Debtor and not of the
Creditor.

          (p) COURT-APPOINTED RECEIVER. Apply to a court of competent jurisdiction for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

          (q) CONSULTANTS. Require the Debtor to engage a consultant of the Creditors choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its employees, including unrestricted access to the premises, books and records of the Debtor; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Creditor and to disclose to the Creditor any and all information obtained in the course of such consultant's employment.

               The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor by this Agreement waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Creditor to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Creditor which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

          (i) Collateral may be disposed of in whole or in part;

          (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

          (iii) any purchaser or lessee of Collateral may be a customer of the Creditor;

          (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Creditor, in is sole discretion, may deem advantageous; and

          (v) the Creditor may establish an upset or reserve bid or price in respect of Collateral.

9. GRANT OF LICENCE. For the purpose of enabling the Creditor to exercise its rights and remedies under Section 8 when the Creditor is entitled to exercise such rights and remedies, and for no other purpose, the Debtor grants to the Creditor an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicence any or all of the Intellectual Property Rights, including in such licence reasonable access to all media in which any of the licensed items may be recorded or

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stored and to all computer programs used for the compilation or printout of the same.

10. SALE OF SECURITY. The Creditor is authorized, in connection with any offer or sale of any Securities forming part of the Collateral, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications and restricting prospective bidders and purchasers to Persons who will represent and agree that they are Purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Securities are sold in compliance with any such limitation or restriction.

11. APPLICATION OF PROCEEDS. All Proceeds of Collateral received by the Creditor or a Receiver may be applied to discharge or satisfy any expenses (including the Receivers remuneration and other expenses of enforcing the Creditors rights under this Agreement), Security Interests in favour of Persons other than the Creditor, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Creditor or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Security Interests on the Collateral ranking in priority to any of the Security Interests created by this Agreement, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Creditor, be held as collateral security for the Liabilities or be applied to such of the Liabilities (whether or not the same are due and payable) in such manner and at such times as the Creditor considers appropriate and thereafter will be accounted for as required by law.

12. CONTINUING LIABILITY OF DEBTOR. The Debtor will remain liable for any Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof

13. CREDITOR'S APPOINTMENT AS ATTORNEY IN FACT. The Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as the Debtor's true and lawful attorney-in fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Creditors discretion after a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created by this Agreement are released. Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditors behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreement and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate.

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                                       13


14. PERFORMANCE BY CREDITOR OF DEBTORS OBLIGATION. If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Agreement the Creditor may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Creditor incurred in connection with any such performance or compliance will be payable by the Debtor to the Creditor immediately on demand, and until paid, any such expenses will form part of the Liabilities and will be secured by the Security Interests created by this Agreement.

15. INTEREST. If any amount payable to the Creditor under this Agreement is not paid when due, the Debtor will pay to the Creditor, immediately on demand, interest on such amount from the date due until paid, at a nominal annual rate equal at all times 24%. All amounts payable by the Debtor to the Creditor under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Liabilities and will be secured by the Security Interests created by this Agreements.

16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction

17. Rights of Creditor; Limitations on Creditor's Obligations.

          (a) LIMITATIONS ON CREDITORS LIABILITY. The Creditor will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Creditor, a Receiver nor any agent of the Creditor (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Creditor nor any Receiver will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Creditor or any Receiver) caused for any reason other than the gross negligence or wilful misconduct of the Creditor or such Receiver.

          (b) DEBTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Notwithstanding any provision of this Agreement the Debtor will remain liable under each of the documents giving rise to the Accounts and under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contract. The Creditor will have no obligation or liability under any Account (or any document giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Creditor of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), the Creditor will not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any document giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

          (c) COLLECTIONS ON ACCOUNTS AND CONTRACTS. The Creditor hereby authorizes the Debtor to collect the Accounts and payments under the Contracts in the normal course of the business of the Debtor and for the purpose of carrying on the same. If required by the Creditor at any time, any payments of Accounts or under Contracts, when collected by the Debtor, will be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Creditor if required, in a special collateral account maintained by the Creditor, and until so deposited, will be held by the Debtor in trust for the Creditor, segregated from other funds of the Debtor. All such amounts while held by the Creditor (or by the Debtor in trust for the Creditor) and all income in respect thereof will continue to be collateral security for the Liabilities and will not constitute payment thereof until applied as hereinafter provided, If a Default has occurred and is continuing, the Creditor may apply all or any part of the amounts on deposit in said special collateral account on account of the Liabilities in such order as the Creditor may elect. At the Creditors request, the Debtor will deliver to the Creditor any documents evidencing and relating to the agreement and transactions which gave rise to the Accounts and Contracts, including all original orders, invoices and shipping receipts.

          (d) ANALYSIS OF ACCOUNT. The Creditor will have the right to analyze and verify the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor will furnish all such assistance and information as the Creditor may require in connection therewith. The Creditor may in its own name or in the name of others (including the Debtor) communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, status, amount and terms of any Account or any Contract. At any time and from time to time, upon the Creditors reasonable request and at the expense of the Debtor, the Debtor will furnish to the Creditor reports showing reconciliation aging and test verifications of, and trial balances for, the Accounts.

18. DEALINGS BY CREDITOR. The Creditor will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Liabilities before realizing upon or otherwise dealing with the Collateral in such manner as the Creditor may consider desirable. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Liabilities or to the rights and remedies of the Creditor under this Agreement. The powers conferred on the Creditor under this Agreement are solely to protect the interests of the Creditor in the Collateral and will not impose any duty upon the Creditor to exercise any such powers.

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                                       15


19. COMMUNICATION. Any communication required or permitted to be given under this Agreement will be in writing and will be effectively given if (i) delivered Personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Debtor or Creditor set out in this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 5:00 p.m. (Toronto Time). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Debtor and the Creditor may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

20. RELEASE OF INFORMATION The Debtor authorizes the Creditor to provide a copy of this Agreement and such other information as may be requested of the Creditor by Persons entitled thereto pursuant to any applicable legislation and otherwise with the consent of the Debtor.

21. WAIVERS AND INDEMNITY. To the extent permitted by applicable unconditionally and irrevocably waives (i) all claims, damages and demands against the Creditor arising out of the exercise by the Creditor or any Receiver law, the Debtor it may acquire of any rights or remedies under this Agreement or at law, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor. The Creditor will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or Privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or Privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Liabilities, nor will the same operate as a merger or any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation. The Debtor agrees to indemnify the Creditor from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or willful misconduct of the Creditor or any of its agents or employees) which may be imposed on, incurred by, or asserted against the Creditor and arising by reason of any action (including any action referred to in this Agreement) or inaction or omission to do any act legally required by the

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                                       16


Debtor. This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Security Interests created by this Agreement.

22. ENVIRONMENTAL LICENSE AND INDEMNITY. The Debtor hereby grants to the Creditor and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter any of the premises of the Debtor to conduct audits, testing and monitoring with respect to hazardous substances and to remove and analyze any hazardous substance at the cost and expense of the Debtor (which cost and expense will form part of the Liabilities and will be payable immediately on demand and secured by the Security Interests created by this Agreement). The Debtor will indemnify the Creditor and hold the Creditor harmless against and from all losses, costs, damages and expenses which the Creditor may sustain, incur or be or become liable at any time whatsoever for by reason of or arising from the past, present or future existence, clean-up, removal or disposal of any hazardous substance on or about any property owned or occupied by the Creditor or compliance with environmental laws or environmental orders relating thereto, including any clean-up, decommissioning, restoration or remediation of any premises owned or occupied by the Debtor or other affected lands or property This indemnification will survive the satisfaction, release or extinguishment of the Liabilities and the Security Interests created by this Agreement.

23. AMALGAMATION. If the Debtor is a corporation, the Debtor acknowledges that if it amalgamation with any other corporation or corporations, then (i) the Collateral and the Security Interests created by this Agreement will extend to and include all the property and assets of the amalgamation corporation and to any property or assets of the amalgamation corporation thereafter owned or acquired, (ii) the term "Debtor', where used in this Agreement will extend to and include the amalgamated corporation, and (iii) the term "Liabilities", where used in this Agreement will extend to and include the Liabilities of the amalgamation corporation.

24. GOVERNING LAW; ATTORNMENT. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal Proceeding arising out of or relating to this Agreement in the courts of such Province.

25. INTERPRETATION. Unless otherwise expressly provided in this Agreement if any matter in this Agreement is subject to the consent or approval of the Creditor or is to be acceptable to the Creditor, such consent, approval or determination of acceptability will be in the sole discretion of the Creditor. If any provision in this Agreement refers to any action taken or to be taken by the Debtor, or which the Debtor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and Paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement the word

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                                       17


"including" (or includes) means "including (or includes) without limitation". Any reference in this Agreement to a "Section" means the relevant Section of this Agreement If more than one Debtor executes this Agreement their obligations under this Agreement are joint and several.

26. SUCCESSORS AND ASSIGNS. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Creditor and its successors and assigns. The Debtor may not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the Creditor. If the Debtor or the Creditor is an individual, then the term "Debtor' or "Creditor" as applicable, will also include his or her heirs, administrators and executors.

27. ACKNOWLEDGMENT OF RECEIPT/WAIVER. The Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

                                        Dated the 23rd day of March, 2007.

                                        NEUTRON ENTERPRISE, INC.

                                        Per: /s/ Rory Olson
                                             -----------------------------------
                                             Name: Rory Olson
                                             Title: Chief Executive Officer

                                        I have the authority to bind the
                                        Corporation

3500 De Maisonneuve West
2 Place Alexis Nihon
Suite 1650
Montreal Quebec
H3Z 3C1
Attention: Rory Olsen

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                                       18


                                   SCHEDULE A

LOCATIONS OF COLLATERAL (PARAGRAPH 5(a)

     3500 De Maisonneuve West
     2 Place Alexis Nihon
     Suite 1650
     Montreal Quebec
     H3Z 3C1

JURISDICTIONS OF ACCOUNT DEBTORS (PARAGRAPH 5(a)

     Ontario